                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting
Persons:               o  Coliseum Capital Management, LLC, a Delaware limited
                          liability company ("CCM");

                       o  Coliseum Capital Partners, L.P., a Delaware limited
                          partnership ("CCP");

                       o  Coliseum Capital Partners II, L.P., a Delaware limited
                          partnership ("CCP2" and, together with CCP,
                          the "Funds");

                       o  Coliseum School Bus Holdings, LLC, a Delaware limited
                          liability company ("CSB");

                       o  Coliseum Capital, LLC, a Delaware limited liability
                          company ("CC");

                       o  Christopher Shackelton ("Shackelton"); and

                       o  Adam Gray ("Gray"), a member of the board of directors
                          of Blue Bird Corporation (the "Issuer").
Non-Derivative
Securities Acquired:      The Reporting Persons and a separate investment
                          advisory account managed by CCM (the "Separate
                          Account") acquired shares of the Issuer's common
                          stock, $0.0001 par value ("Common Shares") as follows:

                          Transaction  Amount        Price  Amount of Securities
                          Date         of                   Beneficially Owned
                                       Securities           Following Reported
                                       Acquired             Transactions
                          ------------------------------------------------------
                          02/24/2015   2,500,000 (1) $10    2,500,000 (1)

                          ------------------------------------------------------
Derivative Securities     The Reporting Persons and the Separate Account
Acquired:                 acquired the shares of the Issuer's 7.625% Series A
                          Convertible Cumulative Preferred Stock (the "Series A
                          Shares") as follows:

                          Transaction Conversion  Number of  Price  Amount of
                          Date        or Exercise Derivative        Derivative
                                      Price of    Securities        Securities
                                      Derivative  Acquired          Beneficially
                                                                    Owned
                                                                    Following
                                                                    Reported
                                                                    Transactions
                          ------------------------------------------------------
                          02/24/2015  $11.59      100,000 (2)$100   100,000 (2)

                          ------------------------------------------------------

-----------------------

(1)  Consists of Common Shares that were acquired directly by the Reporting
     Persons and the Separate Account as follows:

      Entity                                    Number of Shares
      ------                                    ----------------
      CCP                                              1,689,000
      CCP2                                               310,000
      Separate Account                                   501,000

      Shackelton and Gray are managers of and have an ownership interest in each of CCM (the investment advisor to the Separate Account) and CC (the general partner of each of the Funds) and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and the
      Separate Account due to CCM's right to receive performance-related fees from the Separate Account and CC's right to receive performance-related fees from the Funds. Each of the Reporting Persons disclaims beneficial ownership of these securities except to the extent of that person's pecuniary interest therein.

(2)   Consists of Series A Shares held directly by CSB. Certain of the
      Reporting Persons and the Separate Account, through their ownership interest in CSB, have an indirect beneficial ownership in the Series A
      Shares as follows:

      Entity                                    Number of Shares
      ------                                    ----------------
      CCP                                                 67,500
      CCP2                                                12,400
      Separate Account                                    20,100

      Shackelton and Gray are managers of and have an ownership interest in each of CCM (the investment advisor to the Separate Account and manager of CSB)
      and CC (the general partner of each of the Funds) and may be deemed to have an indirect pecuniary interest in the Series A Shares owned by the
      Funds and the Separate Account due to CCM's right to receive performance-related fees from the Separate Account and CC's right to receive performance-related fees from the Funds. Each of the Reporting
      Persons disclaims beneficial ownership of these securities except to the extent of that person's pecuniary interest therein.